UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2009

Forterus, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-52529	20-8623320
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

412 Olive Avenue
Suite 263
Huntington Beach, California 92648

(Address, including zip code, of principal executive offices)

Registrant’s telephone number, including area code (951) 837-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

¨ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
¨ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
¨ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
¨ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01

1.  The Company has entered into an agreement to acquire a treatment facility in South Orange County, California for $259,5000.  The purchase price will be paid in equal monthly installments over 7 years.  The acquisition is expected to close on February 1, 2009.  The Company will provide further information regarding the acquisition and the Company's plan with the acquisition later in January.

2.  The Company has entered into an MOU to build a facility to centralize its operations.  The facility is expected to have at least 100 beds and is expected to be built within 24-30 months.  The Company will provide additional information about the new facility later in January.

SIGNATURES

In accordance with Section 12 of the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: January 2, 2009	Forterus, Inc.
By: /s/ Paul Howarth